                                                                   EXHIBIT 10.18

                             INVESTMENT AGREEMENT



                                 by and among



                           NTN COMMUNICATIONS, INC.



                                   IWN, INC.


                                      and



                     SYMPHONY MANAGEMENT ASSOCIATES, INC.






                   Dated and Effective of December 31, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----
SECTION 1.  Certain Definitions.........................................    1

SECTION 2.   Amendment and Restatement of
             Partnership Agreement......................................    2
      2.1    Withdrawal of Existing Partners............................    2
      2.2    Amended and Restated Partnership Agreement.................    2

SECTION 3.   Future Grant of Warrant; Reservation
             of Warrant Shares..........................................    2
      3.1    Grant of Warrant...........................................    2
      3.2    Reservation of Warrant Shares..............................    2
      3.3    Registration Rights Agreement..............................    2
      3.4    Other Documents............................................    3

SECTION 4.   Purchase and Sale of IWN Stock; Tax
             Allocation and Other Business Agreements...................    3
      4.1    Purchase of IWN Stock......................................    3
      4.2    Tax Allocation and Other Agreements........................    3

SECTION 5.   Representations and Warranties.............................    4
      5.1    Representations and Warranties of NTN
             and IWN....................................................    4
      5.2    Representations and Warranties of Symphony.................   18

SECTION 6.  Symphony "Put" Right........................................   20
      6.1    "Put" Right; Notice of Exercise............................   20
      6.2    Put Price..................................................   20
      6.3    Closing....................................................   21
      6.4    Noncompetition Agreement...................................   22
      6.5    Compromise.................................................   22

SECTION 7.  Additional Agreements.......................................   23
      7.1    Additional Agreements of NTN and IWN.......................   23
      7.2    Additional Agreements of Symphony..........................   28

SECTION 8.  Indemnification.............................................   30
      8.1    NTN and IWN Indemnification................................   30
      8.2    Symphony Indemnification...................................   32
      8.3    Notice of Indemnity Claim..................................   32
      8.4    Indemnity Exclusive Remedy.................................   33

                                      i.

                                                                         Page
                                                                         ----
SECTION 9.  Miscellaneous...............................................   33
      9.1   Fees and Expenses...........................................   33
      9.2   Specific Enforcement........................................   33
      9.3   Entire Agreement............................................   34
      9.4   Notices.....................................................   34
      9.5   Waivers.....................................................   35
      9.6   Headings....................................................   35
      9.7   Assignment..................................................   35
      9.8   No Third-Party Beneficiaries................................   35
      9.9   Governing Law...............................................   35
      9.10  Survival of Representations and Warranties..................   36
      9.11  Execution; Facsimile Signatures.............................   36
      9.12  Publicity...................................................   36

                                      ii.

Symphony Management Associates, Inc.
900 Bestgate Road
Suite 400
Annapolis, Maryland  21401

Gentlemen:

     The undersigned, NTN Communications, Inc., a Delaware corporation ("NTN"), and IWN, Inc., a Delaware corporation ("IWN"), hereby agree with Symphony Management Associates, Inc., a Delaware corporation ("Symphony"), as follows:

SECTION 1.  Certain Definitions
            -------------------

     When used in this letter agreement (this "Agreement"), the following terms have the meanings indicated:

     1.1 "CPNI" means Command Performance Network, Inc., a Delaware corporation.

     1.2  "Effective Date" means December 31, 1995.

     1.3 "IWN Common Stock" means the common stock, $.001 par value per share, of IWN.

     1.4 "LLC" means Symphony IWN Investment LLC, a limited liability company to be formed following the Effective Date under the laws of the State of Delaware and to which Symphony shall assign and transfer all of its right, title and interest in and to this Agreement.

     1.5 "NTN Common Stock" means the common stock, $.005 par value per share, of NTN.

     1.6  "Partnership" means IWN, L.P., a Delaware limited partnership.

     1.7 "Partnership Agreement" means the Agreement of Limited Partnership of the Partnership, dated as of September 30, 1994, by and among IWN and StarBet, as the general partners, and CPNI, as the original limited partner, as amended by a First Amendment thereto dated as of December 19, 1994.

     1.8 "Partnership Business" means the development, distribution, and operation of interactive applications for the worldwide gaming and wagering industry.

     1.9  "StarBet" means StarBet, Inc., a Delaware corporation.

                                      1.

SECTION 2.  Amendment and Restatement of Partnership Agreement
            --------------------------------------------------

     2.1  Withdrawal of Existing Partners.  As of the Effective Date, CPNI and
          -------------------------------
StarBet have withdrawn as partners of the Partnership pursuant to a Second Amendment to the Partnership Agreement dated as of the Effective Date, a copy of which is attached hereto as Schedule 2.1.
                            ------------

     2.2  Amended and Restated Partnership Agreement.  Concur rently with the
          ------------------------------------------
withdrawal of CPNI and StarBet referred to in Section 2.1, IWN and Symphony are entering into a certain Third Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Exhibit 1
                                                                      ---------
hereto (the "Restated Partnership Agreement"). Pursuant to the Restated Partnership Agreement, Symphony is making an initial cash capital contribution of $100 and is being admitted as a limited partner of the Partnership on the terms set forth in the Restated Partnership Agreement. Pursuant to the Restated Partnership Agreement, Symphony (or LLC) also shall make an additional aggregate cash capital contribution of $2,649,900 at the times and in the install ments set forth therein.

SECTION 3.  Future Grant of Warrant; Reservation of Warrant Shares.
            ------------------------------------------------------

     3.1  Grant of Warrant.  As soon as is practicable following the formation
          ----------------
of LLC, NTN shall execute and deliver to LLC, against delivery by LLC to NTN of a check in the amount of $400, a warrant, substantially in the form attached as
Exhibit 2 to this Agreement (the "Warrant"), to purchase 400,000 shares of NTN
- ---------
Common Stock at an exercise price of $4.125 per share and on the other terms set forth in the Warrant.

     3.2  Reservation of Warrant Shares.  NTN agrees to reserve and keep
          -----------------------------
available at all times during which the Warrant remains outstanding, free from preemptive rights, out of its authorized but unissued shares of Common Stock, 400,000 shares of Common Stock plus such additional number of shares as may become issuable pursuant to the antidilution provisions thereof (collectively, the "Warrant Shares") in order to provide for the exercise of the Warrant as provided therein.

     3.3  Registration Rights Agreement.  Concurrently with the execution and
          -----------------------------
delivery of the Warrant, NTN also shall execute and deliver to LLC a registration rights agreement, substantially in the form attached as Exhibit 3
                                                                     ---------
to this Agreement (the "Registration Rights Agreement"), pursuant to which LLC shall be granted certain registration rights with respect to the Warrant Shares.

                                      2.

     3.4  Other Documents.  Concurrently with the execution and delivery of the
          ---------------
Warrant, each of the parties also shall execute and deliver such additional documents and instruments as the other party may reasonably request, including, without limitation, a legal opinion, in form and substance acceptable to Symphony, of Troy & Gould Professional Corporation, counsel for NTN, IWN and the Partnership, and a corresponding opinion, in form and substance acceptable to NTN and IWN, of Stradley, Ronon, Stevens & Young, LLP, counsel for Symphony and LLC.

SECTION 4.  Purchase and Sale of IWN Stock; Tax Allocation and Other Business
            -----------------------------------------------------------------
Agreements.
- ----------

     4.1  Purchase of IWN Stock.  Concurrently with the execution of this
          ---------------------
Agreement, NTN and Symphony are entering in a Stock Purchase Agreement, substantially in the form attached as Exhibit 4 to this Agreement (the "Stock
                                      ---------
Purchase Agreement"), pursuant to which Symphony is purchasing from NTN, and NTN is selling to Symphony, 100,000 shares of (the "IWN Shares") IWN Common Stock for an aggregate purchase price of $350,000. As part of and in connection with entering into the Stock Purchase Agreement, NTN and Symphony also are entering into a Stockholders Agreement, substantially in the form attached as
Exhibit 5 to this Agreement (the "Stockholders Agreement").
- ---------

     4.2  Tax Allocation and Other Agreements.  Concurrently with the execution
          -----------------------------------
of this Agreement:

          (a) NTN and IWN are entering into a Tax Allocation Agreement (the "Tax Allocation Agreement") and a Support Services Agreement (the "Support Services Agreement"), substantially in the forms attached as Exhibits 6 and 7,
                                                             ----------------
respectively, to this Agreement;

          (b) NTN, IWN and the Partnership are entering into a Noncompetition Agreement related to the Partnership Business (the "Noncompetition Agreement"), substantially in the form attached as Exhibit 8 to this Agreement; and

          (c) IWN and the Partnership are entering into an Amended and Restated Technology and Trademark Sublicense Agreement (the "Amended Sublicense Agreement") and a Worldwide Technology and Trademark Sublicense Agreement (the "New Sublicense Agreement"), substantially in the forms attached as Exhibits 9
                                                                    ----------
and 10, respectively, to this Agreement.
- ------

The Registration Rights Agreement, Stock Purchase Agreement, Stockholders Agreement, Tax Allocation Agreement, Support Services Agreement, Noncompetition Agreement, Amended Sublicense Agreement, New Sublicense Agreement and Warrant are collectively referred to herein as the "Other Agreements."

                                      3.

SECTION 5.  Representations and Warranties.
            ------------------------------

     5.1  Representations and Warranties of NTN and IWN.  In order to induce
          ---------------------------------------------
Symphony to enter into and to consummate the transactions contemplated by this Agreement, NTN and IWN, jointly and severally, hereby make as of the Effective Date the following representations and warranties to Symphony and its assigns, all of which are intended to survive the consummation of this transaction to the extent provided in Section 9.10:

          (a)   Organization and Qualification of NTN.  NTN is a corporation
                -------------------------------------
duly incorporated and existing in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. NTN does not have any active subsidiaries, except for those identified on Schedule 5.1(a). Each of the
                                             ---------------
Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the operations, properties, prospects or financial condition of NTN or the subsidiary with respect to which such term is used and which is material to NTN and its subsidiaries taken as a whole.

          (b)   Authorization; Enforcement.  (i) NTN has the requisite corporate
                --------------------------
power and authority to enter into and perform this Agreement and the Other Agreements and to grant the Warrant and issue and sell the Warrant Shares in accordance with the terms hereof and of the Warrant, respectively, (ii) the execution and delivery by NTN of this Agreement and the Other Agreements and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of NTN or its Board of Directors or stockholders is required,
(iii) this Agreement, the Other Agreements and the Warrant have been or will be duly executed and delivered by NTN, and (iv) this Agreement, the Other Agreements and the Warrant constitute or will, when executed and delivered by NTN, constitute valid and binding obligations of NTN enforceable against NTN in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (c)   Capitalization of NTN and IWN.  The authorized capital stock of
                -----------------------------
NTN consists solely of 50,000,000 shares of

                                      4.

NTN Common Stock, of which 22,460,879 shares are issued and outstanding at December 31, 1995, all of which are voting shares, and 10,000,000 shares of preferred stock, of which 162,602 shares are issued and outstanding at December 31, 1995. Each share of NTN Common Stock is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any stockholder. The authorized capital stock of IWN consists solely of 1,000,000 shares of IWN Common Stock, all of which shares are issued and outstanding. All of the outstanding shares of IWN Common Stock are owned by NTN. Each share of IWN Common Stock is duly and validly authorized and issued, fully paid and nonassessable. Copies of the charter documents and by-laws of NTN and IWN, as amended to the date hereof, in each case certified as of the date hereof by the Secretary of NTN or IWN, as the case may be, have been delivered to Symphony. Except for the Registration Rights Agreement and the Stockholders Agreement, and other than as set forth in Schedule 5.1(c) hereto,
                                                       ---------------
no shares of NTN Common Stock or IWN Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of NTN or IWN, as the case may be, or contracts, commitments, understandings or arrange ments by which NTN or IWN, as the case may be, is bound to issue additional shares of capital stock of NTN or IWN, as the case may be, or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of NTN or IWN, as the case may be.

          (d)   Issuance of Warrant Shares.  The grant and issuance of the
                --------------------------
Warrant and the issuance of the Warrant Shares upon exercise of the Warrant have been duly authorized and the Warrant Shares, when paid for or issued in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable. The Warrant and the Warrant Shares are not subject to preemptive or other preferential rights or similar statutory or contractual rights.

          (e)   No Conflicts.  The execution, delivery and performance by NTN of
                ------------
this Agreement, the Warrant and the Other Agreements and the consummation by NTN of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of NTN's Certificate of Incorporation By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which NTN or any of its subsidiaries is a party or by which any property or asset of NTN or any of its subsidiaries is bound or affected

                                      5.

(except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of NTN is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. NTN is not required under federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Warrant or the Warrant Shares in accordance with the terms hereof and thereof, respectively (other than the filing of a Form D with the SEC (as hereinafter defined), any stock exchange filings or state securities filings which may be required to be made by NTN in connection with or subsequent to the date hereof and except for any registration statement which may be filed in accordance with the Registration Rights Agreement); provided; however, that for purposes of the representation made in this sentence, NTN is assuming and relying upon the accuracy of the relevant representations, warranties and agreements of Symphony herein.

          (f)   SEC Reports.  The NTN Common Stock is regis tered pursuant to
                -----------
Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and NTN has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being hereinafter referred to herein as the "SEC Reports"). True and complete copies of the quarterly and annual SEC Reports filed with the SEC since December 31, 1994 have been delivered to Symphony. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

          (g)   No Material Adverse Change.  Since September 30, 1995, the date
                --------------------------
through which the most recent quarterly report of NTN on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Reports, no Material Adverse Effect has occurred or exists with respect to NTN except as otherwise disclosed on Schedule 5.1(g).
                       ---------------

          (h)   Organization and Qualification of IWN.  IWN is a corporation
                -------------------------------------
duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted.

                                      6.

          (i)   Authorization; Enforcement.  (i) IWN has the requisite corporate
                --------------------------
power and authority to enter into and perform this Agreement, the Restated Partnership Agreement and the Other Agreements to which it is a party, (ii) the execution and delivery of this Agreement, the Restated Partnership Agreement and such Other Agreements by IWN and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of IWN or its Board of Directors or stockholder is required, (iii) this Agreement, the Restated Partnership Agreement and such Other Agreements have been or will be duly executed and delivered by IWN, and (iv) this Agreement, the Restated Partnership Agreement and such Other Agreements constitute or will, when executed and delivered by IWN, constitute valid and binding obligations of IWN enforceable against IWN in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (j)   No Conflicts.  The execution, delivery and performance by IWN of
                ------------
this Agreement, the Restated Partnership Agreement and the Other Agreements to which it is a party and the consummation by IWN of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of IWN's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time, or both, would become a default) under, or give to other any rights of termination amendment, acceleration or cancellation of any material agreement, indenture or instrument to which IWN is a party. IWN is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Restated Partnership Agreement or such Other Agreements.

          (k)   Partnership Matters.  (i) The Partnership is a limited
                -------------------
partnership duly formed and validly existing under the laws of the State of Delaware, and has the requisite power to own its properties and to carry on its business as currently being conducted, (ii) IWN has delivered to Symphony true and complete copies of the Partnership Agreement, as amended to date, (iii) other than this Agreement and as set forth in the Restated Partnership Agreement, and other than as set forth on Schedule 5.1(k), there are no
                                          ---------------
outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any equity interest in the Partnership, or contracts, commitments, understandings or

                                      7.

arrangements by which the Partnership is become bound to issue additional equity interests in the Partnership, or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire any equity interest or securities or rights convertible into equity interests, in the Partnership, (iv) IWN has delivered to Symphony a true and complete unaudited balance sheet of the Partnership as of December 31, 1995, which has been prepared from the books and records of the Partnership and fairly presents in all material respects the financial position of the Partnership as of the date thereof, and (v) the Partnership has full partnership power and authority to execute and deliver by it all of the documents and agreements to be executed and delivered in connection with the transactions contemplated by this Agreement.

          (l)   Warrant; Authority.  NTN has the requisite corporate right,
                ------------------
power and authority to grant and issue the Warrant to LLC and the delivery of the Warrant to LLC as herein provided will transfer valid title thereto, free and clear of all liens, encumbrances, claims, options, calls and commitments of any kind other than those of which may be created or incurred by Symphony. NTN has complied and will comply with all applicable federal and state securities laws in connection with the grant and issuance of the Warrant. Neither NTN nor anyone acting on its behalf has offered or will offer to sell the Warrant or other securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, so as to bring the grant and issuance of the Warrant under the registration provisions of the Securities Act of 1933, as amended.

          (m)   Subsidiaries of IWN.  IWN has no subsidiaries and owns no
                -------------------
securities (i.e., stock, warrants, calls, options, notes, bonds or other evidences of ownership or indebtedness) of any other person, firm or corporation except the Partner ship and except as set forth in Schedule 5.1(m).
                                                   ---------------

          (n)   Financial Statements of NTN.  The consolidated audited financial
                ---------------------------
statements of NTN as of December 31, 1994 and December 31, 1993 and for the periods then ended (the "NTN Financial Statements") and the unaudited consolidated annual financial statements of NTN as at December 31, 1995 and for the period then ended (the "1995 NTN Financial Statements") are attached hereto as Schedule 5.1(n). The NTN Financial Statements present fairly, in all
   ---------------
material respects, the financial position of NTN as at their respective dates in conformity with generally accepted accounting principles, applied on a basis consistently applied throughout the periods indicated. The 1995 NTN Financial Statements present fairly, in all material respects, the consolidated financial condition and results of operations of NTN at the date and for the

                                      8.

period indicated. Except for the absence of footnotes and normal and customary year-end adjustments (which for this purpose shall include adjustments of any nature relating to the transactions contemplated hereby), the 1995 NTN Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied.

          (o)   Financial Statements of IWN.  The unaudited financial statements
                ---------------------------
of IWN as of December 31, 1995 (the "1995 IWN Financial Statements") and December 31, 1994 for the periods then ended (collectively, the "IWN Financial Statements") are attached hereto as Schedule 5.1(o). The IWN Financial
                                    ---------------
Statements present fairly, in all material respects, the financial position of IWN as at their respective dates. Except for the absence of footnotes and normal and customary year-end adjustments, the 1995 IWN Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied.

          (p)   Financial Statements of Partnership.  The unaudited financial
                -----------------------------------
statements of the Partnership as of December 31, 1995 (the "1995 Partnership Financial Statements") and December 31, 1994 and for the periods then ended (collectively, the "Partnership Financial Statements") are attached hereto as
Schedule 5.1(p). The Partnership Financial Statements present fairly, in all material respects, the financial position as at their respective dates. Except for the absence of footnotes and normal and customary year-end adjustments, the 1995 Partnership Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied.

          (q)   Liabilities.  Except to the extent reflected or reserved for on
                -----------
the 1995 NTN Financial Statements, the 1995 IWN Financial Statements or the 1995 Partnership Financial Statements (collectively, the "1995 Financial Statements") and other than as set forth in Schedule 5.1(q), there are no liabilities or
                               ---------------
obligations of NTN, IWN or the Partnership, or their respective businesses, of any nature (absolute, accrued, contingent or otherwise) of the sort required in accordance with generally accepted accounting principles to be set forth or reflected in such financial statements which are not set forth or reflected in the respective 1995 Financial Statements and which individually or in the aggregate materially and adversely affect the respective businesses or properties of NTN, IWN or the Partnership.

          (r)   Permits and Licenses.
                --------------------

                (i)    Attached hereto as Schedule 5.1(r)(i) is a description of
                                         ------------------
all licenses and license applications, franchises, trademarks, tradenames, service marks, patents, patent applications and copyrights owned or held by NTN, IWN

                                      9.

or the Partnership, as the case may be, used in the operation of the Partnership Business as presently conducted. Except as disclosed in Schedule 5.1(r)(i), all
                                                         ------------------
of the licenses, applications, franchises and other items described in Schedule
                                                                       --------
5.1(r)(i) are valid and in full force and effect and adequate for the operation
- ---------
of IWN's and the Partnership Business as presently conducted.

                (ii)   Except as set forth in Schedule 5.1(r)(i) and except for
                                             ------------------
rights subject to the Amended Sublicense Agreement or the New Sublicense Agreement, NTN, IWN and the Partnership own no patents or patent applications used in or relating to the Partnership Business. All United States and foreign patents and pending patent applications (either granted, issued or applied for) licensed to NTN, IWN and the Partnership relating to or used in the Partnership Business are listed and briefly described in Schedule 5.1(r)(ii) and, except as
                                             -------------------
described in Schedule 5.1(r)(ii), require no consent, approval or other
             -------------------
authorization from any third party to assign and transfer all of IWN's rights therein to the Partnership pursuant to a certain Bill of Sale (Patent, Trademark and Intellectual Property Assignment) executed by IWN in favor of the Partnership (the "Bill of Sale").

                (iii)  Except as set forth in Schedule 5.1(r)(iii) and except
                                              --------------------
for rights subject to the Amended Sublicense Agreement or the New Sublicense Agreement, there are no trademarks or service marks owned by IWN and used in or relating to the Partnership Business that will not be assigned and transferred to the Partnership pursuant to the Bill of Sale. Neither NTN, IWN nor the Partnership has in effect any license to any third party to use any trademark, service mark or trade name used in the Partnership Business.

                (iv)   Except as described in Schedule 5.1(r)(iv), there are no
                                              -------------------
actions, suits, proceedings or investigations pending or, to the best of NTN's and IWN's knowledge, threatened against NTN, IWN or the Partnership (i) relating to any patent, patent application, trade name, trade secret, trademark, trademark application, service mark, service mark application, copyright, process, design, computer program, invention, know-how or technology of IWN or the Partnership in any court or before or by any governmental agency or instrumentality, domestic or foreign, or before any arbitrator, or (ii) against NTN's, IWN's or the Partnership's making, using and selling all of the products which it is presently making, using or selling, and (iii) to the best of NTN's and IWN's knowledge, NTN's, IWN's and the Partnership's making, using and selling of its present products and services does not infringe any patents of others and, to the best of NTN's and IWN's knowledge, no other person has infringed upon or is infringing upon any material patent or other proprietary right of NTN, IWN or the Partnership.

                                      10.

          (s)   Fixed Assets.  All fixed assets used by IWN and the Partnership
                ------------
in the operation of their respective businesses are either owned by it or leased under an agreement reflected in Schedule 5.1(s).
                                ---------------

          (t)   Leases.  Attached hereto as Schedule 5.1(t) is a description, as
                ------                      ---------------
of the date hereof, of all leases of IWN and the Partnership requiring payments per annum of more than $5,000, whether or not reflected on the books of the respective entity as operating leases or capital leases, to which each entity is a party and which relate to any property, real or personal, used by IWN or the Partnership in the conduct of its business.

          (u)   Contracts and Agreements: Adverse Restrictions.
                ----------------------------------------------

                (i)    Attached hereto as Schedule 5.1(u)(i) is a list of all
                                         ------------------
contracts and agreements (other than the leases described on Schedule 5.1(t)) to
                                                             ---------------
which either IWN or the Partnership is a party or by which it or any of its property is bound and which provide for aggregate future pay ments by or to IWN or the Partnership of more than $10,000 and are not cancelable by IWN or the Partnership, as the case may be on 90 days' notice or less (including, without limitation, sales representative agreements, equipment purchase agree ments, equipment service agreements, joint venture or part nership agreements, contracts with any labor organizations, loan agreements, bonds, mortgages, liens, pledges or other security agreements). All such contracts and agreements included in Schedule 5.1(u)(i) are in full force and effect and neither IWN nor
            ------------------
the Partnership, or to the best of NTN's and IWN's knowledge, any other party is in breach of any of the material provisions thereof.

                (ii)   Except as disclosed in Schedule 5.1(u)(ii), neither IWN
                                             -------------------
nor the Partnership is a party to any contract, agreement or other commitment or instrument or subject to any charter or other corporate restriction or subject to any restriction or condition contained in any permit, license, judgment, order, writ, injunction, decree or award which, singly in or in the aggregate, materially and adversely affects the business of IWN or the Partnership as currently conducted.

                (iii) All contracts and agreements (whether written or otherwise) relating to the Partnership Business ("Partnership Contracts"), whether entered into by NTN, IWN or their respective affiliates (with the exception of the Partnership) are listed on Schedule 5.1(u)(iii). All
                                            --------------------
Partnership Contracts are in full force and effect and, to the best of NTN's and IWN's knowledge, no party thereto is in breach of any of the material provisions thereof. All

                                      11.

Partnership Contracts shall be assigned to the Partnership pursuant to a certain Assignment and Assumption Agreement dated of even date herewith which shall be amended and supplemented by NTN and IWN as of the date of NTN's delivery of the Warrant to LLC as provided herein with respect to any Partnership Contracts entered into by NTN and IWN prior to March 1, 1996.

          (v)   Insurance.  Attached as Schedule 5.1(v) is a list of all
                ---------               ---------------
insurance policies of IWN and the Partnership. Such list specifies, for each policy, the name of the insurer, the name of the insured, the expiration date and whether the premiums are paid and current, a summary description of the property or interest insured and the type of risks insured, the deductible and limits of coverage, whether such coverage is on "an occurrence" or a "claims made" basis and the annual premium therefor. Such policies are presently in full force and effect and shall not be cancelled by IWN or the Partner ship on or before NTN's delivery of the Warrant to LLC as provided herein without 30 days' prior notice to Symphony.

          (w)   Personnel.  Schedule 5.1(w) contains a true and correct list of
                ---------   ---------------
all of IWN's and the Partnership's employees, their names and present hourly rates or salaries.

          (x)   Collective Bargaining Agreement; Benefit Plans.
                ----------------------------------------------

                (i) None of the employees of NTN, IWN or the Partnership are represented by a labor union or associ ation. Except as set forth on Schedule
                                                                      --------
5.1(x)(i), to the best of NTN's and IWN's knowledge, IWN and the Partnership are
- ---------
in compliance in all material respects with all material federal, state or local laws respecting employment and employment practices, terms and conditions of employment and wages and hours and neither is party to a labor dispute.

                (ii) Neither IWN nor the Partnership main tains or contributes to any employee benefit plan ("Employee Benefit Plan") as that term is defined in Section 3(3) of ERISA, other than as set forth in Schedule 5.1(x)(ii). No
                                                     -------------------
Employee Benefit Plan is a multiemployer plan as described in Section 4001(a)(3) of ERISA or a multiple employer plan as described in Sections 4063 and 4064 of ERISA, Other than as set forth in Schedule 5.1(x)(ii), there are no employment
                                  -------------------
or consulting agreements, severance agreements, plans or arrangements providing for the payment of "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), employee pension or retirement plans, profit-sharing plans, savings plans, deferred compensation plans (either funded or unfunded), bonus, stock option, stock purchase, restricted stock, incentive, supplemental retirement, retiree medical,

                                      12.

disability or life insurance plans, or any other plans, programs or arrangements providing similar benefits to directors, officers, employees, former employees or retired employees of IWN or the Partnership. Schedule 5.1(x)(ii) also sets
                                                -------------------
forth (i) each employee benefit plan for which IWN or the Partnership could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated and (ii) any plan in respect of which IWN or the Partnership could incur liability under Section 4212(c) of ERISA, and each such plan shall also be considered an Employee Benefit Plan for purposes of this Agreement. A true, accurate and complete copy of each such plan, a copy of each trust or other funding arrangement, the most recently filed Internal Revenue Service ("IRS") Form 5500, the most recently received IRS determina tion letter for each such plan, and the applicable summary plan description, if any, have been provided to Symphony.

                (iii)  Except as described in Schedule 5.1(x)(iii), each
                                              --------------------
Employee Benefit Plan has been maintained in compliance (including all material filing requirements) with the requirements of ERISA and the Code, the violation of which would have a material adverse effect on IWN or the Partnership.

                (iv) Each employee pension benefit plan, as defined in Section 3(2) of ERISA, and related trust maintained by IWN or the Partnership is qualified as to its written form under Sections 401(a) and 501(a) of the Code.

                (v) No employee pension benefit plan main tained by IWN or the Partnership has incurred an "accumulated funding deficiency" as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived). A true and correct copy of the most recent actuarial report for any defined benefit pension plan maintained by IWN and the Partnership has been provided to Symphony.

                (vi) No "reportable event" as such term is defined in Title IV of ERISA has occurred with respect to any defined benefit pension plan maintained by IWN or the Partner ship. To the best of NTN's and IWN's knowledge, no prohibited transaction, as such term is defined in Section 406 of ERISA or
Section 4975 of the Code, has occurred with respect to any Employee Benefit Plan. Except as disclosed on Schedule 5.1(x)(vi), no complete or partial
                             -------------------
termination has occurred within the five years preceding the date hereof with respect to any employee pension benefit plan; all contributions, premiums or payments required to be made with respect to any Employee Benefit Plan have been made on or before their due dates; and neither IWN nor the Partnership has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums arising in the ordinary course).

                                      13.

                (vii)  Except as disclosed on Schedule 5.1(x)(vii), there are no
                                              --------------------
actions, suits or claims pending, other than routine claims for benefits, with respect to the Employee Benefit Plans, and to the best of NTN's and IWN's knowledge there are no such actions, suits or claims threatened arising out of, or in connection with, the existence, operation, maintenance or administration of such Employee Benefit Plans.

                (viii) Schedule 5.1(x)(viii) sets forth a complete and accurate
                       ---------------------
list of each Employee Benefit Plan which provides or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of IWN or the Partnership, a list of each employee to whom such benefits are provided, specifying which benefits are provided to each employee so listed.

                (ix) No event has occurred with respect to any Employee Benefit Plan maintained by any individual or entity that is or has been a member of any group of organizations described in Section 414(b) or (c) of the Code of which IWN or the Partnership is a member which would result in a liability of the IWN or the Partnership, as the case may be, by virtue of the IWN's or the Partnership's membership in such group.

          (y)   Operations.  NTN, IWN and the Partnership each owns, leases or
                ----------
has licenses to use all material assets being used in and necessary to the operation of its business as currently being conducted.

          (z)   Laws and Regulations; Litigation.  Except as set forth in
                --------------------------------
Schedule 5.1(z), to the best of NTN's and IWN's knowledge, neither NTN, IWN nor
- --------------
the Partnership has violated or currently is in violation of or default under any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction it, the violation of which would have a material adverse effect on its respective business or operations. Except as described in Schedule 5.1(z), there are no claims, actions, suits or proceedings
             ---------------
pending or, to the best of NTN's and IWN's knowledge, threatened against NTN, IWN or the Partnership, at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over IWN or the Partnership which, if determined adversely to IWN or the Partnership, would have a material adverse effect on their respective businesses or financial condition.

          (aa)  Bank Accounts.  Attached as Schedule 5.1(aa) is a list of the
                -------------               ----------------
bank accounts of IWN and the Partnership:

                                      14.

                (i) the name of each bank in which IWN or the Partnership have accounts or safe deposit boxes;

                (ii) the names in which the accounts or boxes are held;

                (iv) the type of account; and

                (v) the name of each person authorized to draw thereon or have access thereto.

          (bb)  Environmental Matters.  The operations of NTN, IWN and the
                ---------------------
Partnership have at all times been, and are currently being conducted in material compliance with all material federal, state and local laws, rules, ordinances and regulations relating to the protection of the environment and there are presently no actions pending or, to the best of NTN's and IWN's knowledge, threatened by any regulatory agency in any forum, whether judicial or regulatory, arising out of any environmental laws, rules, ordinances or regulations relating to NTN, IWN or the Partnership or their respective assets or property.

          (cc)  Accurate and Complete Records.  The books, ledgers, financial
                -----------------------------
records and other records of NTN, IWN and the Partnership:

                (i) are in the possession of NTN, IWN and the Partnership, as the case may be; and

                (ii) accurately reflect as of the dates shown thereon all items of income and expense and all assets, liabilities and accruals of NTN, IWN and the Partnership, as the case may be, required to be reflected thereon in accordance with generally accepted accounting principles.

     Neither NTN, IWN nor the Partnership has received any advice from its or independent public accountants that there are any material weaknesses in its system of internal controls. NTN has provided Symphony with copies of all (i) management letters received from its independent public accountants and management's responses thereto for NTN's, IWN's and the Partnership's three most recent fiscal years (or such shorter period as they have been in existence) and
(ii) responses from its legal counsel to auditor's requests for information in conjunction with NTN's, IWN's and the Partnership's annual audit for such period.

          (dd)  Transactions with Insiders.  Except as reflected in the SEC
                --------------------------
Reports (or filings by NTN under the Securities Act of 1933) filed on or before November 14, 1995, or as set forth in Schedule 5.1(dd) (or Schedules 5.1(w) or
                                      ----------------
5.1(x)), there are no officers or directors of IWN (or any

                                      15.

other subsidiary or affiliate of NTN), the Partnership or, to the best of NTN's knowledge, holder of more than 5% of NTN Common Stock or NTN Preferred Stock, that is a party to any contract, loan, agreement, arrangement or continuing transactions (individually, an "Insider Transaction") involving NTN, IWN, the Partnership or any affiliate of the foregoing or otherwise requiring payments by NTN, IWN or the Partnership to, any such person, or, to the best of NTN's knowledge, any member of such person's family or any corporation, partnership or other entity in which such person, or, to the best of NTN's knowledge, any member of his family, is an officer, director, trustee or beneficiary.

          (ee)  Assumptions or Guarantees of Indebtedness of Other Persons.
                ----------------------------------------------------------
Except as set forth on Schedule 5.1(ee), neither IWN nor the Partnership has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, provide funds for payments, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any indebtedness of any person.

          (ff)  Certain Agreements of Employees.
                -------------------------------

                (i)   Except as set forth on Schedule 5.1(ff), to the best of
                                             ----------------
NTN's and IWN's knowledge, no key employee of IWN or the Partnership is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment by such person, which adversely affects or in the future may adversely affect the business or operations of IWN or the Partnership or the right of any such person to participate in the affairs of IWN or the Partnership.

                (ii) To the best of NTN's and IWN's knowl edge, no key employee of IWN or the Partnership has any present intention of terminating his or her employment with IWN or the Partnership in the foreseeable future.

          (gg)  Business Assets.  As of the date hereof, except as otherwise set
                ---------------
forth on Schedule 5.1(gg), NTN, IWN or the Partnership has good, valid and
         ----------------
marketable title, free and clear of any liens, pledges, claims and encumbrances whatsoever, to all of the assets used in the conduct of the Partnership Business ("Assets") as presently conducted except as contemplated by the Operating Budget of the Partnership, a copy of which is attached as an exhibit to the Partnership Agreement, which includes, without limitation, all tradenames, trademarks, trademark applications, copyrights, franchises, rights (including, without limitation, rights to software and rights to technology, trade secrets and proprietary informa-

                                      16.

tion, processes and know-how), software (including "Home stretch"), and other intellectual property utilized in or reasonably necessary to the conduct of the Partnership Business as now being conducted. The Assets are not subject to any material liens, pledges, claims and encumbrances except for:

                (i) liens for current taxes and assessments that are not yet due and payable;

                (ii)  leases listed on Schedule 5.1(t); and

                (iii) liens disclosed in Schedule 5.1(gg).

          (hh)  Contracts.  Schedule 5.1(hh) sets forth a list of all contracts,
                ---------   ----------------
agreements, licenses, leases and undertakings and obligations (collectively, "Contracts") relating to the Partnership Business as currently being conducted, all of which shall be conveyed, transferred, and assigned (collectively, "Transfer") by NTN or IWN, as the case may be, to the Partnership contemporaneously with the execution of this Agreement, and none of which shall require the consent or approval of any third party to effect the Transfer except as described on Schedule 5.1(hh). NTN and IWN shall further assign and transfer
                ----------------
to the Partnership as of the date of NTN's delivery of the Warrant to LLC as provided herein all such other Contracts, if any, as may be entered into prior to such date.

          (ii)  Taxes.  NTN, IWN and the Partnership have (a) filed all returns,
                -----
declarations of estimated tax, tax reports, information returns and statements (collectively, the "Returns") required to be filed by them prior to the date hereof (other than those for which extensions shall have been granted prior to the date hereof) relating to any Taxes (as defined below) with respect to any income, properties or operations of NTN, IWN and the Partnership, and have paid all Taxes shown thereon to be due; (b) as of the time of filing, the Returns were complete and correct; (c) NTN, IWN and the Partnership have timely paid or made provisions for all Taxes payable for all periods and for any period that began on or before the date hereof and ends after the date hereof, to the extent such Taxes are attributable to the portion of any such period ending on or before the date hereof; (d) neither NTN, IWN nor the Partnership is delinquent in the payment of any Taxes, nor have they requested any extension of time within which to file any Return, which Return has not since been filed; (e) there are no pending tax audits of any Returns of NTN, IWN or the Partnership,
(f) no tax liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of NTN, IWN or the Partnership has been proposed, asserted or assessed in writing against NTN, IWN or the

                                      17.

Partnership; (g) neither NTN, IWN nor the Partnership has granted any extension of the statute of limitations applicable to any Return or other Tax claim with respect to any income, properties or operations of NTN, IWN or the Partnership. As used in this Agreement, the term "Tax" shall mean any of the Taxes and the term "Taxes" shall mean, with respect to any Person (as hereinafter defined),
(i) all income taxes (including any tax on or based upon net income, or gross income, or income as specifically defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, documentary, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, levies, imposts, deductions, withholding assessments or charges of any kind whatsoever, together with any interests and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such person or entity, (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the I.R.C. or any applicable law of another person or entity or a member of an affiliated or combined group and (iii) all other liabilities with respect to any of the foregoing.

     5.2  Representations and Warranties of Symphony.  Symphony, on it own
          ------------------------------------------
behalf and on behalf of LLC, hereby represents and warrants to NTN and IWN as follows:

          (a)   Authorization, Enforcement.  (i) Symphony has and LLC will have
                --------------------------
the requisite power and authority to enter into and perform this Agreement, the Restated Partnership Agreement and the Other Agreements to which either is a party and to purchase the interests in the Partnership and make the capital contributions to be purchased and made by it (or LLC) under the Restated Partnership Agreement, (ii) the execution and delivery by Symphony and LLC of this Agreement, the Restated Partnership Agreement and such Other Agreements and the consummation by them of the transactions contemplated hereby and thereby have been or will be duly authorized by all necessary corporate or member action, and no further consent or authorization of Symphony or LLC, their respective Board of Directors or managers, stockholders, partners or members or any other person or entity, is or will be required, (iii) this Agreement, the Restated Partnership Agreement and such Other Agreements have been or will be duly authorized, executed and delivered by Symphony and LLC and (iv) this Agreement, the Restated Partnership Agreement and such Other Agreements constitute or will constitute valid and binding obligations of Symphony and LLC, as the case may be, enforceable against Symphony and LLC in accordance with their respective terms, except as enforceability may be limited by applicable

                                      18.

bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (b)   No Conflicts.  The execution, delivery and performance by
                ------------
Symphony and LLC, as the case may be, of this Agreement, the Restated Partnership Agreement and the Other Agreements to which either is a party and the consummation by Symphony and LLC of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of the Symphony's Certificate of Incorporation or By-Laws or the charter documents of LLC or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which Symphony or LLC is a party. Neither Symphony nor LLC is or will be required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Restated Partnership Agreement or such Other Agreements in accordance with the terms thereof and to purchase the interests in the Partnership and make the capital contributions to be purchased and made in accordance with the terms of the Restated Partnership Agreement.

          (c)   Investment Representation.  LLC will acquire the Warrant and any
                -------------------------
Warrant Shares, for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (d)   Restrictions or Transfer.  Symphony understands and agrees that
                ------------------------
(i) the Warrant and (except as contemplated by the Registration Rights Agreement) the Warrant Shares will not be registered under the Securities Act, by reason of their issuance in transactions exempt from the registration requirements of the Securities Act and (ii) that the Warrant and any Warrant Shares must be held by LLC indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration thereunder. Symphony further understands and agrees that transfer of the interests in the Partnership will be restricted in the manner provided in the Restated Partnership Agreement.

          (e)   Rule 144.  Symphony understands that Rule 144 (the provisions of
                --------
which are known to them) promulgated under the Securities Act ("Rule 144") are not, and will not become available with respect to the Warrant and that, with respect to the Warrant Shares, the exemption from registration

                                      19.

afforded by Rule 144, if applicable, depends on the satisfaction of various conditions, and that Rule 144 may only afford the basis for sales of Warrant Shares only in limited amounts.

          (f)   No Broker or Finder.  Neither Symphony nor its affiliates have
                -------------------
employed any broker or finder in connection with the transactions contemplated by this Agreement.

          (g)   Accredited Investors.  Symphony is and LLC will be an
                --------------------
"accredited investors" within the meaning of Rule 501 under the Securities Act, and are experienced in the evaluation of businesses and investments, are able to fend for themselves in the transactions contemplated by this Agreement and the Restated Partnership Agreement, have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their investment in the Warrant, any Warrant Shares and the interests in the Partnership and have the ability to bear the economic risks of such investment.

          (h)   Opportunity to Ask Questions.  During the course of the
                ----------------------------
transactions contemplated hereby and prior to the purchase of the Warrant and the interests in the Partnership, Symphony and its affiliates have had the opportunity to ask questions of and receive answers from NTN and IWN concerning NTN, IWN, the Partnership, NTN's and IWN's respective businesses, financial condition and prospects, and the business, financial condition and prospects of the Partnership.

SECTION 6.  Symphony "Put" Right
            --------------------

     6.1  "Put" Right; Notice of Exercise.  LLC shall have the right and option
          -------------------------------
(the "Put Option"), subject to the terms hereof, to cause NTN to purchase, at any time on or after April 1, 1997 and on or before December 1, 1997 (the "Exercise Period"), all (but not less than all) right, title and interest of Symphony, LLC and their respective assignees in and to the Partnership (the "Partnership Interests") and all (but not less than all) of the IWN Shares for an aggregate purchase price (the "Put Price") determined as provided in Section
6.2. The Put Option may be exercised by LLC at any time during the Exercise Period by written notice (the "Notice of Exercise") to NTN given as provided in this Agreement. Unless previously exercised as provided above, the Put Option shall automatically expire at 5:00 P.M., Pacific Standard Time, on December 1, 1997.

                                      20.

     6.2  Put Price.
          ---------

          (a) The Put Price shall be an amount, determined as of the date of the Notice of Exercise, equal to (i) the sum of (1) $295,000.00 plus Symphony's and LLC's aggregate "Adjusted Capital Contribution" (as defined in the Restated Partnership Agreement) plus (2) a non-compounded return on such Adjusted Capital Contribution determined based on a variable interest rate equal to the prime, base or reference lending rate announced from time-to-time by Bank of America NTSA, reduced by (ii) the "aggregate appreciated value" of the Warrant Shares. For this purpose, the "aggregate appreciated value" per Warrant Share shall equal (x) with respect to any Warrant Shares that have theretofore been sold or otherwise disposed of by LLC, the difference (if a positive number) between the gross sale price per share (which shall include any and all cash and the fair value of any non-cash consideration received or to be received, directly or indirectly, by or for the benefit of LLC or its affiliates in connection with such sale or disposition) and the exercise price per share of such Warrant Shares, and (y) with respect to any Warrant Shares as to which the Warrant has not been exercised, the difference (if a positive number) between the average of the closing sale price per share of Common Stock during the 60 trading-day period ending on the date of the Notice of Exercise (the "Average Sale Price") and the exercise price per share of such Warrant Shares. Closing sale prices shall be as reported on the American Stock Exchange or such other principal exchange or automated quotation service on which Common Stock is then listed. In the event that any portion of the Partnership Interests or the IWN Shares originally acquired by Symphony or LLC shall have been further assigned or transferred by Symphony and LLC to one or more third parties as permitted in this Agreement, the Stock Purchase Agreement, the Stockholders Agreement and the Restated Partnership Agreement, the Put Option shall nonetheless remain exercisable solely by LLC, whose election to exercise or not exercise the Put Option, as the case may be, may be relied upon by NTN and shall be binding upon Symphony, LLC and all such assignees of any of the Partnership Interests or IWN Shares. In no event shall the Put Option be exercisable with respect to less than all of the Partnership Interests and IWN Shares owned or acquired by Symphony, LLC and all such assignees.

          (b) In the event for any reason that the Put Option is terminated or expires without being exercised, NTN shall, within five business days thereafter, pay and deliver to LLC (or its designees) $295,000.00 in the aggregate in immediately available funds by Federal Reserve wire transfer in accordance with instructions provided by LLC.

                                      21.

     6.3  Closing.
          -------

          (a) The closing of the purchase and sale of the Partnership Interests and the IWN Shares pursuant to the exercise of the Put Option (the "Put Closing") shall be held as soon as practicable following the Notice of Exercise, but in no event later than 60 days following receipt of the Notice of Exercise. At the Put Closing, NTN shall purchase, and the holders shall sell, all of the Partnership Interests and the IWN Shares for the Put Price, which shall be payable, at LLC's election as stated in the Notice of Exercise, either in cash (by certified or bank cashier's check payable to the holders) or by NTN's issuance to the holders of shares of Common Stock, or a combination of cash and such shares, with Common Stock being valued for this purpose at an amount per share equal to 85% of the Average Sale Price. In the event that any of the Partnership Interests or the IWN Shares are subject to an encumbrance at the Put Closing (whether or not in breach of the Restated Partnership Agreement, this Agreement or the Stock Purchase Agreement), the Put Price shall be reduced by the amount of the encumbrance and by the reasonable costs and expenses incurred by NTN in connection with removal of the encumbrance or NTN's acquisition or assumption of the liability or obligation which the encumbrances secures.

          (b) NTN will use its best efforts, and will take all action, corporate and otherwise, to make available funds necessary to effect the purchase of the Partnership Interests and the IWN Shares at the Put Closing, including the sale of assets of NTN or its affiliates and obtaining any necessary consents or waivers from, inter alia, any lenders to NTN or its affiliates; provided, however, that if as of the Put Closing NTN has determined
            --------  -------
in good faith that it has insufficient funds available, NTN shall promptly so notify LLC in writing after which LLC may, at LLC's sole option, elect to have NTN deliver to LLC promissory notes of NTN in a form acceptable to LLC which shall contain normal and customary terms and conditions including, without limitation, a confession of judgment provisions, secured by substantially all the assets of NTN, in lieu of cash, will be delivered by NTN to the holders of the Partnership Interests and the IWN Shares in payment of the Put Price. Such promissory notes will be non-interest bearing and will mature, at the election of NTN, either (a) one year from the date of the Put Closing and will be payable in a principal amount equal to one hundred twenty-seven and one-half percent (127 1/2%) of the Put Price otherwise payable by NTN at the Put Closing; or (b) two years from the Put Closing and will be payable in a principal amount equal to one hundred fifty-five percent (155%) of the Put Price otherwise payable by NTN at the Put Closing. In such event, NTN shall also execute and deliver to the holders of the Partnership Interests and the IWN Shares a security agreement, UCC-1 financing statements and such other documents and

                                      22.

instruments as are reasonably necessary to perfect the security interest of such holders.

     6.4  Noncompetition Agreement.  At the Put Closing, and in consideration
          ------------------------
for the payment of the Put Price, each of the holders of any Partnership Interests or IWN Shares shall execute and deliver to NTN a noncompetition agreement, substantially in the form of the Noncompetition Agreement, evidencing their agreement not to compete with NTN, IWN or the Partnership in any territory for a period of two years from such closing.

     6.5  Compromise.  The Put Price to be paid upon exercise of the Put Option
          ----------
shall be in complete liquidation and satisfaction of all rights and interests of Symphony, LLC and their respective assignees (and of any and all persons claiming by, through, or under Symphony, LLC or their respective assignees) in and with respect to the Partnership or IWN including, without limitation, any Partnership interest or IWN stock, any rights to specific Partnership or IWN business, property or assets, and any rights against the Partnership or IWN (and, insofar as the affairs of the Partnership or IWN are concerned against the other partners or shareholders thereof and their affiliates), and shall constitute a compromise to which Symphony, LLC and their respective assignees agree. Symphony, on its own behalf and on behalf of LLC and such assignees, hereby waives any right to challenge the terms of the Put Option or to contest the sufficiency of the Put Price determined as provided herein.

SECTION 7.  Additional Agreements
            ---------------------

     7.1  Additional Agreements of NTN and IWN.
          ------------------------------------

          (a) For so long as LLC shall hold the Warrant, NTN and IWN shall afford to LLC and its employees, counsel and other authorized representatives reasonable access, upon reasonable advance notice, during normal business hours to all of the books, records and properties of NTN or IWN for any purpose reasonably related to the transactions contemplated by LLC. LLC, its employees, counsel and other authorized repre sentatives shall maintain the confidentiality of any informa tion of NTN or IWN so obtained by it.

          (b)   Financial Reports.  For so long as LLC holds the Warrant, NTN
                -----------------
agrees to furnish LLC with such annual and quarterly financial statements, annual budgets and other financial information prepared in the regular course of business of NTN as LLC may reasonably request, as well as that information made available by NTN to its securityholders generally.

                                      23.

          (c)   No Change; IWN and the Partnership.  Between the date of this
                ----------------------------------
Agreement and NTN's execution and delivery to LLC of the Warrant as provided herein, NTN shall cause each of IWN and the Partnership to:

                (i) carry on its business in substantially the same manner as it has heretofore and not introduce any new method or discontinue any existing method of management, operation or accounting;

                (ii) maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

                (iii) perform all its obligations under all agreements relating to or affecting its assets, properties, business operations and rights;

                (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

                (v) maintain and preserve its business organization substantially intact, retain its present key employees and maintain its relationships with suppliers, customers and others having business relations with it;

                (vi) advise Symphony promptly in writing of any material change or inaccuracy in any document, schedule or other information delivered pursuant to this Agreement;

                (vii) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental depart ment, commission, board, bureau, agency or any instrumentality of any of the foregoing, wherever located, with respect to the continuing operations of IWN and the Partnership; and

                (viii) file on a timely basis all applications or other documents necessary to maintain, renew or extend any material permit, license, variance or any other approval required by any governmental authority necessary or required for the continuing operation of IWN and the Partnership; and

                (ix) except as contemplated by this Agreement and the Restated Partnership Agreement, refrain, without Symphony's prior written consent, from:

                       1. making any change in its charter documents, bylaws or organizational documentation;

                       2. authorizing, issuing, transferring or distributing any of its securities or partnership interests, as the case may be;

                                     24.

                       3. declaring or paying any dividend or distributions or making any distribution in respect of its stock or partnership interests, as the case may be, whether now or hereafter outstanding, or purchasing, redeeming or otherwise acquiring or retiring for value any shares of its stock or partnership interests, as the case may be;

                       4. entering into any contract or commitment or incurring or agreeing to incur any liability or making any capital expenditures, except for sales and purchase orders in the ordinary course of business and except for expenditures for machinery and equipment necessary for the continued operation of the its business not exceeding $10,000 in the aggregate;

                       5. creating, assuming or otherwise permitting the imposition of any mortgage, pledge or other material lien or encumbrance upon any of its assets or properties;

                       6. selling, assigning, leasing or otherwise transferring or disposing of any property or equipment that are fixed assets;

                       7. merging or consolidating or agreeing to merge or consolidate with or into any firm, corporation or other entity;

                       8.  waiving any rights or claims;

                       9. amending or terminating any contract, agreement, permit, license or other right which it has or may have;

                       10. entering into any other transaction outside the ordinary course of its business or prohibited hereunder; and

                       11. engaging in any Insider Transaction.

          (d)   No Material Change; NTN.  Between the date of this Agreement and
                -----------------------
NTN's execution and delivery to LLC of the Warrant as provided herein, NTN shall:

                (i) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method or discontinue any existing material method of management, operation or accounting;

                (ii) maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

                                      25.

                (iii) perform all its material obligations under all agreements relating to or affecting its assets, properties, business operations and rights;

                (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

                (v) use its best efforts to maintain and preserve its business organization substantially intact, retain its present key employees and maintain its relation ships with material suppliers, customers and others having material business relations with it;

                (vi) advise Symphony promptly in writing of any material change or inaccuracy in any document, schedule or other information delivered pursuant to this Agreement;

                (vii) file on a timely basis all material notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other govern mental department, commission, board, bureau, agency or any instrumentality of any of the foregoing, wherever located, with respect to the continuing operations of NTN;

                (viii) file on a timely basis all applications or other documents necessary to maintain, renew or extend any material permit, license, variance or any other approval required by any governmental authority necessary or required for the continuing operation of NTN; and

                (ix) except as contemplated by this Agreement and the Restated Partnership Agreement, refrain, without Symphony's prior written consent, from:

                       1. making any change in its charter documents, bylaws or organizational documentation;

                       2. authorizing, issuing, transferring or distributing any of its securities except as described on Schedule 7.1(d)(ix)(2);
                                             ----------------------

                       3. declaring or paying any dividend or distributions, or making any distribution in respect of its stock, whether now or hereafter outstanding, or purchasing, redeeming or otherwise acquiring or retiring for value any shares of its stock except as described on Schedule 7.1(d)(ix)(3);
                                                     ----------------------

                       4. entering into any contract or commitment or incurring or agreeing to incur any liability or making any capital expenditures, except for sales and purchase orders in the ordinary course of business and except for expenditures for machinery and equipment necessary for the

                                      26.

continued operation of the its business not exceeding $50,000 in the aggregate;

                       5. creating, assuming or otherwise permitting the imposition of any material mortgage, pledge or other material lien or encumbrance upon any of its assets or properties;

                       6. selling, assigning, leasing or otherwise transferring or disposing of any material property or equipment that are fixed assets;

                       7. merging or consolidating or agreeing to merge or consolidate with or into any firm, corporation or other entity;

                       8.  waiving any rights or claims;

                       9.  except as described on Schedule 7.1(d)(ix)(9),
                                                  ----------------------
amending or terminating any material contract, agreement, permit, license or other right which it has or may have;

                       10. entering into any material transaction outside the ordinary course of its business or prohibited hereunder; and

                       11. except as described in Schedule 7.1(d)(ix)(10),
                                                  -----------------------
engaging in any Insider Transaction.

          (e)   Litigation Update.  On or before NTN's execution and delivery to
                -----------------
LLC of the Warrant as provided herein, NTN shall prepare and deliver to Symphony a written update describing the current status of all securities litigation in which NTN is a party; and (ii) actions filed by NTN or Interactive Network, Inc against each other. During the period from the Effective Date until NTN's execution and delivery of the Warrant as aforesaid, NTN will not enter into any settlement agreement with any party unless it first notifies Symphony in writing of the possibility of a settlement at least five days prior thereto and provides Symphony with any and all information reasonably requested by Symphony to properly evaluate any proposed settlement agreement and NTN shall cause its executives to be available for substantive discussions regarding any proposed settlement prior to the date on which NTN is intending to finalize such settlement. During such period only, Symphony shall have the right, at its sole option, at any time to notify NTN of its objections to any such proposed settlement if it believes that such settlement is not in the best interests of NTN.

          (f)   Right of First Refusal.  IWN, on its own behalf and on behalf of
                ----------------------
the Partnership, hereby grants to

                                      27.

Symphony on terms set forth below the right of first refusal with respect to the future debt or equity offerings proposed to be made by IWN or the Partnership. If, at any time at which Symphony, LLC or their respective affiliates own interests in the Partnership or the IWN shares, IWN or the Partnership determines to undertake to raise funds in a debt or equity offering (other than an "Excluded Offering" as defined below), IWN or the Partnership, as the case may be, shall promptly furnish Symphony with a definitive written proposal setting forth the essential terms and conditions of such offering. Symphony shall have the first right for the 30-day period following receipt of such proposal to negotiate in good faith to provide funding on the terms and conditions set forth in the proposal. In the event that, despite their respective good-faith efforts to do so, IWN or the Partnership, as the case may be, and Symphony fail for any reason to agree within such 30-day period on the terms on which Symphony shall provide funding, IWN or the Partnership, as the case may be, shall be free to pursue and obtain from one or more other persons or entities such funding on the terms and conditions set forth in the written proposal to Symphony (or on terms and conditions that are demonstrably more favorable to IWN or the Partnership) without restriction under this Agreement, and neither Symphony, LLC nor any of their respective affiliates shall have any rights or interest in or with respect to such offering.

          (g) Notwithstanding the provisions of Section 7.1(f), neither IWN nor the Partnership shall have any obligation to present to Symphony or its affiliates any of the following proposed financings (each an "Excluded Offering"):

                (i) any offer or sale of securities to officers, directors, employees and consultants to IWN or the Partnership primarily in exchange for services rendered to IWN or the Partnership;

                (ii) any bank or institutional loan financing not involving any equity ownership of the lender in IWN or the Partnership; or

                (iii) any joint venture or similar transaction, the principal purpose of which is a strategic business relationship rather than financing relationship.

     Other than is expressly provided in Section 7.1(f) and in the Noncompetition Agreement, Symphony, for itself and on behalf of LLC and their respective affiliates, agrees that IWN and its officers, directors, shareholders, employees, associates, agents and affiliates may engage or invest in any activity so long as such activity does not violate the terms of the Restated Partnership Agreement and that neither Symphony nor any other person shall have any right in or to

                                      28.

such other activities or the income or proceeds derived therefrom.

     7.2  Additional Agreements of Symphony.
          ---------------------------------

          (a)   Restrictions on Transfer.  The Warrant and any Warrant Shares
                ------------------------
shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") by LLC or its assignees except upon the conditions specified in this Section 7.2, which conditions are intended to insure compliance with the provisions of the Securities Act.

          (b) The Warrant and each certificate for the Warrant Shares held by LLC and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 7.2(c) and 7.2(d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM SAID ACT. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 7 OF THE INVESTMENT AGREEMENT, DATED AS OF DECEMBER 31, 1995, AMONG NTN COMMUNICATIONS, INC., IWN, INC. AND SYMPHONY MANAGEMENT ASSOCIATES, INC. AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF SAID AGREEMENT MAY BE INSPECTED AT THE OFFICES OF NTN COMMUNICATIONS, INC."

          (c) Prior to any Transfer of the Warrant or any such Warrant Shares, the holder shall give written notice to NTN of the holder's intention to effect such Transfer and to comply in all other respects with the provisions of this
Section 7.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accom panied by the written opinion, addressed to NTN, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to NTN) such proposed Transfer does not involve a transaction requiring registration or qualification of such shares or Warrant under the Securities Act or the securities "blue sky" laws of any relevant state of the United States; provided, however, that no such opinion of counsel shall be necessary for a Transfer pursuant to Rule 144. The holder shall thereupon be entitled to Transfer the Warrant or any Warrant Shares in accordance with the terms of the notice delivered by it to NTN. Each certificate or other instrument

                                      29.

evidencing the securities issued upon the Transfer of the Warrant or any such shares (and each certificate or other instrument evidencing any untransferred balance of the Warrant or such shares) shall bear the legend set forth in
Section 7.2(b) unless (x) in such opinion of counsel registration of any future Transfer is not required by the applicable provisions of the Securities Act or
(y) NTN shall have waived the requirement of such legends; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144. No holder shall Transfer the Warrant or any Warrant Shares until such opinion of counsel has been given (unless waived by NTN or unless such opinion is not required in accordance with the provisions of this Section 7.2(c)).

          (d) Notwithstanding the foregoing provisions of this Section 7.2, the restrictions imposed by this Section 7.2 upon the transferability of the Warrant Shares shall cease and terminate when (i) such or Warrants Shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 7.2(c) and, pursuant to Section 7.2(c) the securities so transferred are not required to bear the restrictive legend therein noted.

SECTION 8.  Indemnification.
            ---------------

     8.1  NTN and IWN Indemnification.  NTN and IWN, jointly and severally,
          ---------------------------
covenant and agree that they will indemnify and hold harmless Symphony and its affiliates (including, without limitation, LLC) and their respective shareholders (and members, if the LLC), directors, officers and employees (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and after the date hereof, from and against any and all losses, damages, liabilities, claims, deficiencies, costs, expenses or expenditures of any kind or nature whatsoever which any of the Indemnified Parties may suffer or incur with respect to any of the events or contingencies described below:

          (a) the material breach of any representation, warranty, covenant, or agreement contained in this Agreement or any of the Other Agreements; or

          (b) any liability for any federal, state or local tax interest, penalty or other cost, including, without limitation, reasonable attorneys' fees (all such tax, interest, penalties and other costs being referred to herein as "Tax Liabilities") incurred by Symphony, LLC or any subsidiary or affiliate of Symphony or LLC, or by the Partnership to the extent Symphony's and LLC's interest

                                      30.

therein for any period on or after the date hereof which arises out of the transactions contemplated hereby (other income or gain resulting from the exercise of the Warrant or the Put Option, or from any transfers or assignments of the Warrant, any Warrant Shares or Partnership Interests, and other than with respect to the allocations and distributions contemplated by the Restated Partnership Agreement), including, without limitation, any such Tax Liabilities resulting from the failure of the Partnership or any Indemnifying Party to make a federal, state or local tax election which would have produced a tax benefit to an Indemnified Party or reduced an Indemnified Party's tax liability; provided, however, that in the case of any Tax Liabilities resulting from the failure of the Partnership or any Indemnifying Party to make a federal, state or local tax election which would have produced a tax benefit to an Indemnified Party or reduced an Indemnified Party's tax liability (an "election"), the Indemnified Parties shall have jointly requested such election in writing which is received by IWN (with ample time for the request to be considered and the election timely made). The items covered by the first clause of this Section 8.1(b) include, but are not limited to, Tax Liabilities incurred by Symphony or LLC by reason of the following:

                (i) the Partnership is not characterized as a partnership for federal, state or local income tax purposes and is treated as an association taxable as a corporation, a publicly traded partnership (under Internal Revenue Code ("I.R.C.") Section 7704) or any other form of entity as of December 31, 1995, or at any time thereafter.

                (ii) the interest of Symphony and LLC in the Partnership is not characterized for federal, state or local income tax purposes as a partnership interest but as any other form of interest or arrangement (including, without limitation, a debt arrangement, royalty arrangement or any other type of arrangement) and Symphony or LLC are viewed as other than a partner (including, without limitation, a creditor or royalty holder) or Symphony's or LLC's distributive share of partnership income, gain, loss, deduction and credit is characterized as other than a distributive share (including, without limitation, a guaranteed payment under I.R.C. (S)707);

                (iii) the withdrawal of CPNI and StarBet and the admission of Symphony and/or LLC to the Partnership, or the issuance of Class B Limited Partnership Interests pursuant to the Restated Partnership Agreement (including, without limitation, Section 3.5 thereof), or the transfer of any interest in the Partnership from Symphony to LLC which results in a termination of the Partnership under to I.R.C. (S)708 (or any successor provision thereto);

                                      31.

                (iv) CPNI and StarBet not being treated, for federal, state or local income tax purposes, as having withdrawn from the Partnership as of December 31, 1995;

                (v) the admission of Symphony and/or LLC as a partner to the Partnership and the contributions of Symphony and LLC to the capital of the Partnership resulting in any gain or loss to Symphony or LLC for federal, state or local income tax purposes; or

                (vi) the allocations of income, gain, loss, deduction and/or credit pursuant to the Restated Partnership Agreement not at all times having substantial economic effect within the meaning of I.R.C. (S)704(b) and the Treasury Regulations promulgated thereunder, and/or Symphony's and LLC's distributive share of such income, gain, loss, deduction and credit as contemplated by the Restated Partnership Agreement (including the distributive share allocated to it for all periods beginning after December 31, 1995, including the period from January 1, 1996 through the date that Symphony and LLC contribute funds to the capital of the Partnership) not being respected for federal, state or local income tax purposes; and

          (c) all actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses of investigation) incidental to any of the foregoing.

If an Indemnified Party elects, in its discretion, to apply any credit or net operating or capital loss deduction or carryback attributable to periods beginning after the date hereof in satisfaction of all or any portion of such Tax Liability, NTN and IWN shall nevertheless remain liable to indemnify such Indemnified Party against the full amount of such Tax Liability without regard to any such election or application by that Indemnified Party.

     8.2  Symphony Indemnification.  Symphony covenants and agrees that it will
          ------------------------
indemnify and hold harmless NTN, IWN and the Partnership and their respective affiliates, shareholders, directors, officers, partners and employees (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and after the date hereof, from and against any and all losses, damages, liabilities, claims, deficiencies, costs, expenses or expenditures which any of the Indemnified Parties may suffer or incur with respect to any material breach of any representation, warranty, covenant or agreement of Symphony contained in this Agreement.

                                      32.

     8.3  Notice of Indemnity Claim.
          -------------------------

          (a) In respect of any indemnity event as to which indemnity is sought hereunder, an Indemnified Party shall (i) within 15 days after receipt of written notice of commencement of any third party litigation for which indemnity is claimed, (ii) within 20 days after receipt by such Indemnified Party of written notice of any third party claim (i.e., invoice, notice of claim or assessment, etc.) against such Indemnified Party, or (iii) within a reasonable time after such Indemnified Party becomes aware of the existence of any other indemnity event, in respect of which indemnification may be sought from an Indemnifying Party under this Section 8, notify NTN in writing thereof.

          (b) If NTN and IWN or Symphony, as the case may be, within a reasonable time after notice of any such claim, fails to defend such claim, the Indemnified Party will (upon further notice to NTN and IWN or Symphony, as the case may be) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof. If there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to defend, compromise or settle such claim. NTN and IWN or Symphony, as the case may be, shall not, without the written consent of the Indemnified Party, which shall not unreasonably be withheld, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

     8.4  Indemnity Exclusive Remedy.  The sole and exclusive remedy in the
          --------------------------
nature of monetary damages of the Indemnified Parties for any and all claims of the nature described in this Section 8 shall be the indemnity set forth in this
Section 8.

SECTION 9.  Miscellaneous
            -------------

     9.1  Fees and Expenses.  The Partnership shall pay the fees and expenses of
          -----------------
its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by it incident to the negotiation, preparation, execution, delivery and performance of this Agreement and also shall pay all attorneys' fees and expenses reasonably incurred by Symphony in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder; provided, however, that the aggregate amount

                                      33.

payable to the respective counsel to the Partnership and Symphony pursuant to this Section 9.1 shall not exceed $75,000 each.

     9.2  Specific Enforcement.  The parties acknowledge and agree that
          --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

     9.3  Entire Agreement.  This Agreement and the documents and agreements to
          ----------------
be delivered hereunder contain the entire understanding of the parties with respect to the matters covered hereby and thereby and supersedes any and all prior understandings and agreements with respect to the same subject matter and, except as specifically set forth herein or therein, no party makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     9.4  Notices.  Any notice or other communication required or permitted to
          -------
be given under this Agreement shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

   to NTN:                NTN Communications, Inc.
                          5966 La Place Court
                          Carlsbad, California  92008
                          Attention:  Chief Executive Officer
                          FAX:  (619) 929-5289

   to IWN:                IWN, Inc.
                          5966 La Place Court
                          Carlsbad, California  92008
                          Attention:  Chief Executive Officer
                          FAX:  (619) 930-1174

                                      34.

   in each case,
   with copies to:        Troy & Gould Professional
                            Corporation
                          1801 Century Park East, 16th Floor
                          Los Angeles, California  90067
                          Attention:  William D. Gould, Esq.
                          FAX:  (310) 201-4746

   to Symphony and LLC:   At the address set forth in the
                          introduction of this Agreement
                          Attention:  Chief Financial Officer
                          FAX:  (410) 573-5205

   with copies to:        Stradley, Ronon, Stevens & Young,
                            LLP
                          2600 One Commerce Square
                          Philadelphia, PA  19103
                          Attention:  William R. Sasso, Esq.
                          FAX:  (215) 564-8120

Any party hereto may from time to time change its address for notices under this
Section 9.4 by giving at least 10 days' written notice of such changed address to the other parties hereto.

     9.5  Waivers.  No waiver by any party of any default with respect to any
          -------
provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     9.6  Headings.  The headings herein are for convenience only, do not
          --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     9.7  Assignment.  This Agreement and the rights of NTN, IWN and the
          ----------
Partnership hereunder may not be assigned by any of these parties without the prior written consent of Symphony or LLC. This Agreement shall be binding upon and shall inure to the benefit of Symphony and successors and assigns permitted under this Agreement and the other agreements being delivered hereunder. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such assigning party under this Agreement.

     9.8  No Third-Party Beneficiaries.  This Agreement is intended solely for
          ----------------------------
the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                                      35.

     9.9  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the internal laws of Delaware without regard to the principles of conflict of laws.

     9.10 Survival of Representations and Warranties.
          ------------------------------------------

          (a) The parties hereto hereby acknowledge and agree that the representations and warranties and covenants set forth in this Agreement and the Other Agreements shall survive the Effective Date until the period ending on the earlier of (a) March 31, 1998, or (b) the date of the Put Closing; provided, however, that the representations, warranties and covenants of NTN and IWN set forth in Sections 5.1(ii) and 8.1(b) shall expire concurrently with the execution of any applicable statute of limitations with respect to the matters set forth therein.

     9.11 Execution; Facsimile Signatures.  This Agreement may be executed, by
          -------------------------------
original or facsimile signature, in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counter parts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means or delivery shall cause four additional executed signature pages to be physically delivered to the other party within five days of the execution and delivery hereof.

     9.12 Publicity.  The parties shall consult and cooperate with each other in
          ---------
issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, provided the foregoing shall not interfere with the legal obligations of any party with respect to public disclosure; and provided further, that no party shall be required to consult with the other if any such press release or public statement does not specifically name the other.

                                      36.

     9.13 Severability.  If any provision of this Agreement or any other
          ------------
Agreements, or the application of such provision to any person, entity or circumstance, is declared by a court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions hereof or the application of such provisions to persons, entities or circumstances other than those to which it is held invalid and this Agreement and any Other Agreements will be construed and enforced as if such invalid provisions had never been inserted.

                                        Very truly yours,





                                        NTN COMMUNICATIONS, INC.



                                        By:   /s/ Patrick J. Downs
                                            ---------------------------
                                            Name:  Patrick J. Downs
                                            Its:   President


                                        IWN, INC.



                                        By:   /s/ Daniel C. Downs
                                            ---------------------------
                                            Name:  Daniel C. Downs
                                            Its:   Chairman



AGREED AND ACCEPTED AS OF:
December 31, 1995

Symphony Management Associates, Inc.



By:   /s/  Richard J. Donnelly
    --------------------------------
    Name:  Richard J. Donnelly
    Its:   Treasurer and Secretary


                                      37.